EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For investor relations information contact:

Massoud Safavi

Chief Financial Officer

(202) 833-7752

msafavi@efji.com

EFJ, INC. REPORTS Q1-2003 FINANCIAL RESULTS

•                  First quarter revenues of $9.0 million, down 9% versus the prior-year quarter

•                  Domestic Public Safety/Public Service sales of $6.4 million, EFJ, Inc.’s core market, up 5% versus prior-year quarter

•                  International sales of $2.1 million, up 19% versus prior-year quarter

•                  Domestic Commercial sales (a de-emphasized market) at $0.5 million, down 77% versus prior-year quarter

•                  First quarter gross margin remains strong at 44.0%

•                  First quarter loss of $0.03 per share versus a $0.01 income in the prior-year quarter. First quarter loss, excluding the non-cash compensation expense of $0.5 million relating to re-priced options, of $0.01 per share versus prior year quarter income of $0.03 per share

•                  Unrestricted cash and cash available under the bank line of credit on March 31, 2003 remains strong at $11.8 million

•                  First quarter positive operating cash flow of $0.7 million

2003 Guidance:

•                  Full-year 2003 guidance:

•                  Revenues of $45.0 to $47.0 million, up 10% to 14% versus 2002

•                  Earnings per share, excluding the non-cash compensation expense relating to re-priced options, of $0.13 to $0.16 per share

Lincoln, NE, May 5, 2003 – EFJ, Inc. (OTC Bulletin Board: EFJI) today reported sales of $9.0 million in the first quarter of 2003 and a net loss of $0.6 million or $0.03 loss per share. This represents a decrease in sales of 9% from $9.9 million in the year-ago quarter. EFJ, Inc. reported earnings of $0.1 million or $0.01 per share in the year-ago quarter.

Sales at EFJohnson of $7.1 million represents a decrease of 14% compared to the same period last year. Revenues in the first quarter of 2003 were impacted by the deferral of certain domestic orders, which management believe are deferred to a later quarter rather than lost. EFJohnson’s market strategy continues to emphasize federal, state and local customers.

Sales at Transcrypt International of $1.9 million represent an increase of 18% compared to the same period last year. This increase was primarily the result of timing issues associated with finalizing certain sales agreements.

“Despite uncertainty about timing of certain government orders, it was encouraging to see continuing growth in our sales to the Public Safety/Public Service customers, our core market segment,” said Michael E. Jalbert, EFJ, Inc. Chairman, President and Chief Executive Officer.  “We expect the pace of growth at EFJohnson to accelerate during 2003, resulting in 12% to 17% higher sales than its 2002 revenues,” added Mr. Jalbert. “The research and development expenses increased by 15% over first quarter of 2002, reflecting our continued commitment to new product development. On that front, during the first quarter 2003, EFJohnson’s multi-protocol 5100 series portable radios were approved by Factory Mutual as Intrinsically Safe when used with EFJohnson intrinsically safe battery. This portable is ideal for use in chemical plants, refineries, mines, grain elevators, and many other locations with dangerous atmospheres. Transcrypt International also introduced a new line of tactical interoperability product. The Tactical Interoperability Kit (TIK™) is a lightweight, portable system that provides interoperability for radios with different frequencies and communication protocols. The kit allows users to link as many as three UHF, VHF, or 800 MHz radio systems using portable or mobile radios to establish rapid deployment for interagency communications,” Mr. Jalbert concluded.

EFJ, Inc. (www.efji.com) through its wholly-owned subsidiary, EFJohnson designs, manufactures and markets turnkey trunked and conventional radio system solutions, land mobile radio repeaters and infrastructure and digital and analog mobile and portable radios, and through its wholly-owned subsidiary, Transcrypt International, manufactures information security products that prevent the unauthorized interception of sensitive voice and data communication.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other matters, the full year 2003 guidance on revenue and earnings per share for the Company, expectation regarding revenue growth at EFJohnson, the Company’s belief that certain domestic orders at EFJohnson were deferred. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to a number of risk factors including, but not limited to, the level of demand for the Company’s products and services, the timing of future product development, the actual operational expense experienced, dependence on continued funding of governmental agency programs, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10K for the year ended December 31, 2002.

©2003 EFJ, Inc.

Vital Wireless Solutions, Yesterday, Today and Tomorrow

EFJ, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2003 and 2002

(Unaudited and in thousands, except share and per share data)

	THREE MONTHS ENDED MARCH 31,
	2003	2002

Revenues	$9,001	$9,897
Cost of sales	5,042	5,482

Gross profit	3,959	4,415

Operating expenses:
Research and development	1,402	1,220
Sales and marketing	1,311	1,257
General and administrative	1,810	2,085
Total operating expenses	4,523	4,562

Loss from operations	(564)	(147)

Interest income	12	29
Interest expense	(39)	(15)
Other income	27	231

Income (loss) before income taxes	(564)	98

Income tax provision	—	—

Net income (loss)	$(564)	$98

Net income (loss) per share – Basic	$(0.03)	$0.01
Net income (loss) per share – Diluted	$(0.03)	$0.01

Weighted average common shares – Basic	17,577,315	17,577,315
Weighted average common shares – Diluted	17,577,315	17,856,207

EFJ, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2003 and December 31, 2002

(in thousands, except share data)

	MARCH 31, 2003	DECEMBER 31, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,022	$11,333
Accounts receivable, net of allowance for returns and doubtful accounts of $135 and $236, respectively	3,460	6,568
Receivables – other	300	252
Cost in excess of billings on uncompleted contracts	1,700	1,686
Inventories, net	12,148	11,671
Deferred income taxes	1,000	1,000
Prepaid expenses	675	487
Total current assets	31,305	32,997

Property, plant and equipment, net	2,809	2,601
Deferred income taxes	2,000	2,000
Intangible assets, net of accumulated amortization	6,758	6,760
Other assets	785	898
TOTAL ASSETS	$43,657	$45,256

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$5,000	$5,000
Current portion of long-term debt obligations	126	22
Accounts payable	3,121	4,007
Billings in excess of cost on uncompleted contracts	—	38
Deferred revenue – current	708	961
Accrued expenses	1,660	2,317
Total current liabilities	10,615	12,345

Long-term debt obligations, net of current portion	529	264
Deferred revenue, net of current portion	144	160
TOTAL LIABILITIES	11,288	12,769

Stockholders’ equity:
Preferred stock ($0.01 par value; 3,000,000 shares authorized; none issued)	—	—
Common stock ($0.01 par value; 25,000,000 voting shares authorized, 17,359,773 issued and outstanding as of March 31, 2003 and December 31, 2002; 600,000 non-voting shares authorized, 217,542 issued and outstanding)	176	176
Additional paid-in capital	97,364	96,918
Accumulated deficit	(65,171)	(64,607)
TOTAL STOCKHOLDERS’ EQUITY	32,369	32,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,657	$45,256